EXHIBIT 10.3


                      EMPLOYMENT AGREEMENT

     AGREEMENT made this 29th day of August 1991 by and between Jersey Shore State Bank, a banking institution organized and existing by and under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 115 South Main Street, Jersey Shore, County of Lycoming, Commonwealth of Pennsylvania, hereinafter referred to as "Bank".

                               AND

     Ronald A. Walko, an individual residing at 809 Claire Road,
Montoursville, County of Lycoming, Commonwealth of Pennsylvania, hereinafter referred to as "Walko".

     WITNESSETH, that for and in consideration of the mutual covenants hereinafter contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Bank agrees to employ Walko and Walko agrees to serve as Senior Vice President for Lending for Jersey Shore State Bank with the duties, for the period of time and upon the terms as hereinafter set forth.

     2. Walko shall serve as Senior Vice President for Lending of the Jersey Shore State Bank for a five year term commencing
September 8, 1991.

     3. Walko shall diligently and conscientiously devote his full and exclusive time and attention and his best efforts to the discharge of his duties as Senior Vice President for Lending of the Jersey Shore State Bank, subject, however, to such exceptions as may be provided hereinafter, which duties shall include the following:

          A. He shall perform and discharge all of the duties usually and customarily incident to the office of Senior
     Vice President for Lending.

          B. He shall perform and discharge all of the duties imposed upon his office by any of the terms and provisions of the banking laws of the United States and of the Commonwealth of Pennsylvania and by any rule or regulation of any other department or agency of the United States or the Commonwealth of Pennsylvania.

          C. He shall perform such specific duties as shall, from time to time, be properly and reasonably assigned to him by the President or the Board of Directors.

          D. He shall keep himself informed at all times as to current philosophies and trends as well as changes in the
     <PAGE 1> laws and regulations pertaining to banking and
     commercial lending and shall make suggestions and recommendations to the President in accordance therewith.

     4. As compensation for his services, Jersey Shore State Bank shall pay Walko the sum of seventy thousand dollars ($70,000.00) annually, payable in equal installments in accordance with the Bank's regular pay periods for officers. Increases in compensation shall be determined in accordance with the annual performance evaluation set forth in Paragraph 6. In the event that Walko does not receive an increase in compensation on each annual anniversary date during the term of this agreement, then Walko shall have the right to terminate this agreement upon 60 days written notice to Bank.

     5. The Bank shall, during the term of this agreement, at its sole cost and expense provide the following for Walko:

          A. A suitable automobile for use by Walko for business purposes.

          B. Membership and annual dues in the Ross Club of Williamsport or similar organization.

          C. All benefits, set forth in the Employee Handbook which is attached hereto.

          D.   Three weeks annual vacation.

     6. The President shall evaluate and assess the performance of Walko, in writing, at the end of each year during the term of this agreement. This evaluation and assessment shall be related to the duties as set forth herein, as well as those enumerated in the Bank handbook. A copy of the written evaluation shall be delivered to Walko and he shall have the right to make a written reaction or response to the evaluation. The President shall assist Walko in the alleviation and correction of any problems noted.

     7. The Bank may terminate this agreement for cause, after written notice to Walko and a failure to remedy the cause within thirty (30) days of the receipt of the written notification of the conduct constituting such cause. Cause shall mean willful misconduct or refusal in carrying out the duties of Senior Vice President for Lending or willful refusal to perform the duties of the office of Senior Vice President for Lending or any such other duties assigned by the President or Board of Directors. If the Bank otherwise terminates this agreement, the Bank shall pay Walko one-half the salary as provided for herein for the period of time between the date of termination and the end of the term of this agreement, or the date on which Walko commences comparable employment on a full time basis elsewhere, whichever occurs first.
  <PAGE 2>
     8. If Walko dies during the term of this agreement or become disabled rendering it impossible for him to perform the normal duties of his office, then this agreement shall terminate. In the event of termination by death or disability, Walko or his estate shall be paid an amount equal to six (6) months compensation or the balance due under this contract, whichever is less.

     9. Walko shall have the right to terminate this agreement upon sixty (60) days written notice in the event that during the term of the agreement, he is reduced to a position of lesser statute and authority than Senior Vice President for Lending. In such event, Bank shall pay Walko the balance of all sums due under the contract up to the date of termination.

     10. If during the term of this contract, Walko voluntarily terminates otherwise than as set forth in Paragraph 9 above, Walko shall not work for another banking institution having an office in Lycoming County, Pennsylvania for a period of one year after the date of termination.

     11. This agreement shall inure to the benefit of and be binding upon the Bank, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Bank's assets and business or into which the Bank may be consolidated or merged, and the executive, his heirs, executors, administrators and legal representatives.

     12. This agreement may be modified as the parties from time to time may agree in writing, which modification, duly executed, shall be incorporated herein by reference.

     13. This agreement shall automatically renew for successive five year terms unless either party gives written notice to the other of its intent not to renew at least (60) days prior to the end of any term herein.

     14. This agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this agreement to be signed the day and year first above written.

                              JERSEY SHORE STATE BANK

                              By
       ATTEST                      President


                              Ronald A. Walko

             FIRST ADDENDUM TO EMPLOYMENT AGREEMENT

     THIS FIRST ADDENDUM TO EMPLOYMENT AGREEMENT made this
27th day of August, 1996, between JERSEY SHORE STATE BANK and
RONALD A. WALKO, is as follows:

     WHEREAS, on August 29, 1991, the above-referenced parties executed an Employment Agreement; and

     WHEREAS, the parties hereto wish to amend paragraph 7.
thereof.

     THEREFORE, the parties hereto, intending to be legally bound hereby, amend paragraph 7. as follows:

          7. The Bank may terminate this agreement for cause, after written notice to Walko and a failure to remedy the cause within thirty (30) days of the receipt of the written notification of the conduct constituting such cause. Cause shall mean willful misconduct or refusal in carrying out the duties of Senior Vice President for Lending or willful refusal to perform the duties of the office of Senior Vice President for Lending or any such other duties assigned by the President or Board of Directors. In the event of a termination for cause as set forth above, the Bank shall pay Walko one-half (1/2) of the salary as provided for herein for the period of time between the date of termination and the end of the term of this agreement, or the date on which Walko commences comparable employment on a full time basis elsewhere, whichever occurs first. If the Bank terminates this agreement for no cause, as defined above, the Bank shall pay Walko his full salary as provided for herein for the period of time between the date of termination and the end of the term of this agreement, or the date on which Walko commences comparable employment on a full time basis elsewhere, whichever occurs first.

     In all other respects, the Employment Agreement dated
August 29, 1991 will remain in full force and effect.

ATTEST:                       JERSEY SHORE STATE BANK

                              By
                                   President

WITNESS:


                              Ronald A. Walko  <PAGE 4>